Exhibit 99.1

JLL Income Property Trust
Acquires South Reno Medical Center

Chicago (Mar. 16, 2022) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with more than $5.9 billion in portfolio assets today announced the acquisition of South Reno Medical Center, a more than 32,000-square foot, newly developed medical office property in Reno, Nevada. The purchase price was $14.6 million.

“South Reno Medical Center is an excellent addition to our rapidly growing healthcare portfolio, which now includes 12 properties in 10 markets around the country, and is valued at over $450 million,” said JLL Income Property Trust President and CEO Allan Swaringen. “Healthcare properties remain a key focus due to the positive long-term sector trends and are an overweight target for our portfolio, especially those with positive demographic trends such as population growth and above average household income, along with access to a highly educated workforce and proximity to leading national and regional hospital systems.”

The property is 100 percent leased to two of the Reno area’s dominant orthopedic groups and has a weighted average lease term of just under 10 years.

Redeveloped in 2016, South Reno Medical Center is strategically located in the affluent South Reno submarket and is just 2.4 miles from the new Sierra Nevada Medical Center, slated to open in early 2022, and is a mile from Renown South Meadows Medical Center, the area’s leading health system with a market share of 65 percent. According to LaSalle Research & Strategy, Reno’s population has grown by more than 18 percent since 2010, spurred by excellent job opportunities and low cost of living.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that brings to investors a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

###

About Jones Lang LaSalle Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, office and grocery-anchored retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $76 billion of assets in private and public real estate property and debt investments as of Q3 2021. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com